Exhibit 10.73

COCA-COLA NORTH AMERICA
BEVERAGE MARKETING AGREEMENT

SCOPE OF MARKETING AGREEMENT

The parties to the Beverage Marketing Agreement (the "Agreement") are Rubio’s Restaurants, Inc. ("Customer") and Coca-Cola North America FoodService ("CCF"), a division of The Coca-Cola Company. The Agreement will apply to all outlets where Fountain Beverages are served that are owned or operated by Customer or any of its subsidiaries, or has the same ownership group as Customer, including (a) any outlets that are opened after the Agreement is signed, (b) any outlets that are co-branded, and (c) any outlets acquired during the Term of the Agreement, unless those outlets are already governed by an agreement with CCF and that agreement is validly assigned to Customer as part of the acquisition. If the acquired outlets are under a pre-existing agreement with a competitive beverage supplier, the acquired outlets will come under this Agreement after the competitive agreement is terminated or expires. In addition, this Agreement shall not apply to any System Outlets (as defined below) located at a special site (i.e., public transportation facilities, military bases, sports facilities including race tracks, student unions or other similar buildings on college or university campuses, or amusement or theme parks) to the extent that the sale of CCF Beverages is prohibited at such location. The Agreement will not apply to any outlets outside the fifty United States. All outlets owned or operated by Customer are referred to as "Corporate Outlets." Outlets owned by authorized franchisees of Customer ("Franchisees") are referred to as "Franchised Outlets.” Franchised Outlets and Corporate Outlets are together referred to as “System” or “System Outlets.” The programs described in this Agreement are the only programs in which the System Outlets may participate during the Term. Customer agrees to notify CCF in writing whenever Customer authorizes a new Franchisee.

FRANCHISED OUTLETS

Customer will (i) designate CCF’s Fountain Beverages as the only Fountain Beverages approved by Customer for use in any outlets owned by Franchisees (subject to the “Dr Pepper Exception” set forth in Section 3 of Exhibit “A,” attached hereto), (ii) mandate CCF as the approved soft drink supplier for Franchisees; (iii) use its best efforts, subject to applicable law, to cause its Franchisees to serve in their outlets a brand set consisting only of CCF’s Fountain Beverages; and (iv) take no action inconsistent with the marketing programs described in this Agreement. In addition, Customer will not authorize for sale in the Franchised Outlets any Beverages in bottles, cans or other packaging that are marketed under a brand name or trademark owned or licensed for use to PepsiCo, Inc. or any bottle/can Beverages in a category in which CCF has a product, except that Customer may test Dr Pepper in bottle or can packaging as part of the bottle/can Beverage test described in Section 3 of Exhibit “A.”

In consideration of these commitments by Customer, CCF agrees to provide to Franchisees who participate in CCF’s program ("Participating Franchisees”) the marketing, equipment and service programs set forth in this Agreement. Franchisees will be deemed to have elected to participate by complying with the terms of this Agreement, including the Beverage Availability section. Outlets owned by Participating Franchisees are referred to as "Participating Franchised Outlets." The Corporate Outlets and the Participating Franchised Outlets are collectively referred to as the “Participating System Outlets” or the “Participating System.”

Customer represents and warrants that the terms of its franchisee agreement or another agreement it has executed with its Franchisees authorize Customer to collect from suppliers marketing or promotional allowances made available in connection with the purchase of such suppliers’ products by Franchisees (“the Authorization”). Customer represents and warrants that the terms of the Authorization authorize Customer, among other things: (i) to establish those products and materials to be used in the System; (ii) to require that each Franchisee sell or offer for sale only those products, foods, Beverages and other menu items that have been expressly approved by Customer; and (iii) to designate and approve marketing and advertising programs for the System. Customer further represents and warrants that all of its Franchisees have executed such Authorization and that the Authorization is in effect and enforceable at the time of this Agreement. Should the Authorization terminate as to one or more Franchisees, or the applicable provisions become unenforceable during the Term, Customer agrees to provide prompt written notice of same. Customer agrees that all funding it receives on behalf of the Participating System will be utilized by Customer for the benefit of the Participating System, including specifically Participating Franchisees, and to increase the sale of CCF’s Fountain Beverages throughout the Participating System. Customer agrees to provide all Participating Franchisees with written notification of the funding being paid on their behalf and the purpose for which it is used. In addition, if CCF is providing equipment to Franchised Outlets, Franchisees are required to sign an equipment lease in a form identical in substance to that set forth in Exhibit “C”. Customer agrees to defend, indemnify and hold harmless CCF from any and all claims or other costs and liabilities arising out of the execution of this Agreement, CCF’s payment of funding to Customer or out of Customer’s failure to provide required disclosures to Franchisees.

ENTIRE AGREEMENT

This Agreement consists of this Signature Page, Exhibit “A” Program Terms and Conditions, Exhibit “B” Standard Terms and Conditions, and Exhibit “C” Coca-Cola Fountain Equipment Lease Agreement. As of the beginning of the Term, this Agreement will supersede all prior agreements between the parties relating to the subject matter of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by authorized representatives of both parties.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL SIGNED BY CUSTOMER AND AN AUTHORIZED REPRESENTATIVE OF CCF.

Accepted and agreed to this day of September,	Accepted and agreed to this 20th day of September,

COCA-COLA NORTH AMERICA FOODSERVICE, a division of The Coca-Cola Company	Rubio’s Restaurants, Inc.
By:/s/ Daniel M. Manning (signature) Daniel M. Manning Vice President West Region	By:/s/ Daniel Pittard (signature) Daniel Pittard 1902 Wright Place, Suite 300 Carlsbad, California 92008 ACN: 1315951

EXHIBIT "A"
PROGRAM TERMS AND CONDITIONS

1. TERM

The Agreement will become effective when signed by both parties. The Term shall begin as of July 1, 2007 (the “Effective Date”) and will continue for a period of five (5) years or until the Participating System Outlets have purchased the Volume Commitment of CCF's Fountain Syrups, whichever occurs last. When used in the Agreement, the term "Year" means each consecutive twelve-month period during the Term, beginning with the first day of the Term. The Marketing Agreement between Customer and CCF dated April 1, 1998, as amended June 1, 2002, (the “Prior Agreement”) will govern the relationship between the parties until the beginning of the Term, at which point the Prior Agreement is deemed terminated by the mutual agreement of the parties.

2. VOLUME COMMITMENT

Customer agrees that the Participating System will purchase a minimum of *** gallons of CCF's Fountain Syrups during the Term.

3. BEVERAGE AVAILABILITY AND BEVERAGE TESTS

Beverage Availability. Customer will serve in each Corporate Outlet, and each Participating Franchised Outlet will serve, a core brand set of Fountain Beverages that consists of Coca-Cola(R) classic, diet Coke(R) and Sprite(R), and the remaining products will be jointly selected by Customer and CCF. Except as set forth in the two paragraphs of the Beverage Test subsection, all Fountain Beverages served in the Participating System Outlets will be CCF's brands.  Customer further recognizes that the sale of competitive Beverages in bottles, cans or other packaging would diminish the product availability rights given to CCF, and therefore also agrees not to serve competitive Beverages in bottles, cans or other packaging in the Participating System Outlets that are marketed under a brand name or trademark owned or licensed for use to PepsiCo, Inc. or any bottle/can Beverages in a category in which CCF has a product, except that

(i)	Customer may test Dr Pepper in bottle or can packaging as part of the bottle/can Beverage test described in the Beverage Test subsection, and

(ii)
if Customer desires to serve the national number one or number two bottle/can Beverage in its category (as determined on a volume basis based on data supplied by CCF), Customer will be permitted to do so as long as those Beverages are not a product of PepsiCo, Inc., and provided further that those Beverages are established to be competitively superior to any CCF Bottle/Can Beverage (as defined below) in the category following a market test of CCF’s brand with mutually agreed test parameter. If CCF does not have a bottle/can Beverage in the category, Customer will be permitted to authorize a non-PepsiCo competitive bottle/can Beverage in that category, but agrees that at such time as CCF has a bottle/can Beverages in the category, Customer will perform a market test with mutually agreed test parameters to determine if the CCF Bottle/Can Beverage is an acceptable alternative. If, following the test, the CCF Bottle/Can Beverage is determined to be an acceptable alternative, Customer will de-authorize the competitive bottle/can Beverage in the category as the contract (if any) for the competitive bottle/can Beverage is terminated or expires.

Beverage Tests. Customer agrees that it will conduct the following Beverage tests during 2007: (i) mutually agreed upon CCF Specialty Beverages (e.g., Minute Maid(R) Lemonade, Minute Maid(R) Limeade and Monin syrups) in a minimum of *** Participating System Outlets; (ii) mutually agreed upon bottle/can Beverages marketed under a brand name or trademark owned by or licensed for use to The Coca-Cola Company (“CCF Bottle/Can Beverages”); Customer may include Dr Pepper in bottle or can packaging in the test; and (iii) Gold Peak(R) teas in bag-in-box form (as more fully described below). Such tests will be conducted according to mutually agreed upon test parameters (including the CCF Beverages tested, duration of tests (which are currently anticipated to be 8 - 10 weeks in duration) and test success criteria) that will be established in advance of the test to determine the success or failure of the tests. In conducting such tests, Customer agrees that it will provide sales data to CCF at the end of every four weeks during the test period, which will be used to measure the results of the test. CCF and Customer will mutually analyze and evaluate the sales data to meet mutually agreed upon sales criteria and to mutually determine the success of the tests.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

If, after the test of CCF’s Bottle/Can Beverages and, if Customer elects, Dr Pepper in bottle or can packaging, Customer determines based on the test results that it needs to serve Dr Pepper in Fountain Beverage form in the System Outlets because CCF does not offer a brand that meets consumer demand for a spicy cherry Beverage, then Customer may, upon written notice to CCF and at Customer’s cost, convert one valve per System Outlet to Dr Pepper, provided that the following conditions are met:

(i)
Customer acknowledges that under the Prior Agreement, it received an advance of funding in the amount of  *** at the time Customer converted from Dr Pepper to CCF brands. If Customer adds Dr Pepper to CCF-owned fountain dispensing equipment as permitted by this Agreement, then Customer agrees to re-pay to CCF the portion of that funding that remains unearned at the time that Customer adds Dr Pepper to any System Outlet (the “Unearned Conversion Funds”). As of the date of this Agreement, the amount of the Unearned Conversion Funds is *** . The Unearned Conversion Funds will continue to be earned at a rate of *** cents *** per gallon of CCF’s Fountain Syrups purchased by the Participating System Outlets during the Term. The then-existing amount of Unearned Conversion Funds will be deducted from the next payment of earned funding under the Agreement after Dr Pepper is added to any System Outlet. However, if prior to converting to Dr Pepper, Customer introduces and offers Gold Peak(R) tea (including unsweetened Gold Peak tea) in all System Outlets throughout the remainder of the Term, then Customer will not be required to re-pay to CCF the Unearned Conversion Funding; if later in the Term Customer decides that it will not maintain Gold Peak Tea (including unsweetened Gold Peak Tea) in all System Outlets, then at the time that Customer removes Gold Peak tea from any System Outlet, Customer shall pay to CCF the amount of the Unearned Conversion Funding as of the date that Customer first added Dr Pepper to the System Outlets during the Term plus interest in the amount of 1% per month accrued from the date that Customer first added Dr Pepper to the System Outlets; and

(ii)
Customer will be charged a Fair Share lease charge and service charge (as described below) as of the date Customer adds Dr Pepper to CCF-owned fountain dispensing equipment as permitted by this Agreement.

MARKETING PROGRAM

In consideration of the Beverage Availability rights granted to CCF above, the marketing programs outlined below will be provided to assist Customer in maximizing the sale of CCF’s Fountain Beverages in the Participating System Outlets. Customer agrees that CCF will have the right to audit compliance with the performance criteria outlined herein at all reasonable times and places.

Gold Peak(R) Teas Conversion Fund.

Customer agrees to test Gold Peak teas for a period of *** months in a mutually agreed upon number of Participating System Outlets during 2007 when the tea tower equipment is available for installation. Customer further agrees to roll out Gold Peak teas (including unsweetened Gold Peak tea) to all System Outlets within ninety (90) days of the completion of the test. CCF will provide Customer with a one-time fund of *** to offset the costs of the test and the conversion to Gold Peak teas, which costs include but are not limited to that which is necessary to prepare the facilities for installation of the tea towers (for example, adding additional electrical outlets, drilling holes in the counter tops for line placement, and any other miscellaneous installation costs not traditionally covered by CCF).  Funding is provided in return for Customer's commitment to serve Gold Peak teas in the Participating System Outlets throughout the Term. Funding will be paid to Customer on behalf of the Participating System after the Agreement is signed by both parties. The test of Gold Peak teas must include unsweetened Gold Peak tea. The test criteria will be mutually agreed upon by the parties. Upon completion of the test, if the mutually agreed upon test criteria is not met for unsweetened Gold Peak tea, then the Customer has the option of maintaining its current tea Beverages, but agrees to keep CCF’s tea towers installed in all Participating System Outlets and agrees to serve CCF’s tea Beverages to complement Customer’s current tea Beverages. CCF’s tea towers will be used to dispense only CCF’s tea Beverages.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

Reinvestment Funding

Customer acknowledges and agrees that CCF, in its sole discretion, may raise prices for its Fountain Syrups during the Term. For calendar year 2007, and in any subsequent calendar year during the Term in which the Weighted Average Net Price to Customer’s for CCF’s Fountain Syrup is increased by more than ***% over its then-current level, CCF will make available funding equal to the weighted average per gallon price increase in excess of  ***% (the “Reinvestment Funding”) for mutually agreed upon marketing activities. For purposes of this section, the Weighted Average Net Price will be determined based on the Participating System Outlets’ actual purchases of CCF’s Fountain Syrups over the twelve-month period preceding the price increases. The Reinvestment Funding provided under this provision will be cumulative from the time of increase and the period following any other increase through the end of the Term. Funding for calendar year 2007 is estimated to be *** and will be paid to Customer when this Agreement is signed by both parties and will be reconciled at the end of 2007. Beginning with calendar year 2008, funding, if any, will be paid quarterly in arrears, following the quarter in which it is earned.

Marketing Support Funds

Through calendar year 2007, the amount of available funding is calculated at the rate of *** for each gallon of CCF's Fountain Syrups the Participating System Outlets purchase. Beginning January 1, 2008, the base rate will initially be *** for each gallon of CCF's Fountain Syrups the Participating System Outlets purchase. However, beginning January 1, 2008, and for each subsequent calendar year during the Term, if the Participating System’s volume of CCF Fountain Syrups in a calendar year is *** gallons or more, CCF will increase the rate of the Marketing Support Funds as shown below, to encourage and reward the growth of CCF Fountain Beverage volume.

Annual Volume Milestone	Incremental Amount Added to Marketing Support Funds	Total Rate of Marketing Support Funds Paid on All Gallons

***	***	***
***	***	***
***	***	***
***	***	***

To qualify for funding, Customer and each Participating System Outlet must comply *** the following performance criteria:

• Prominently display approved renditions of CCF’s brands, trademarks and/or logos on all menu boards to include laminated, printed and online menus.

• Implement and maintain a co-branded Fountain Beverage cup set consisting of medium and large sizes*.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

* Customer has determined that consumers prefer a 32 ounce and a 22 ounce cup set.

In addition, to qualify for funding, Customer and each Participating System Outlet agree to comply with *** remaining performance criteria listed below:

• Implement and maintain a “to-go” program featuring CCF Fountain Beverages and/or CCF Bottle/Can Beverages.

• Include approved renditions of CCF’s brands, trademarks and/or logos on merchandising materials.

• Execute a CCF Fountain Beverage trademark-identified meal combination program.

• Execute annually a minimum of one (1) mutually agreed upon crew incentive training program.

• Implement and display a permanent refill program featuring CCF’s Fountain Beverages.

• Perform those additional Fountain Beverage marketing activities the parties mutually agree upon.

Based on CCF’s estimate of the Participating System’s volume for the calendar year, CCF will pay estimated funding on a quarterly basis, after the end of each quarter. Actual funding earned will be reconciled at the end of each calendar year. If CCF has paid more Marketing Support Funds than the Participating System has earned, CCF will deduct the excess from other funding earned under this Agreement or will invoice Customer for the amount owed, which invoice will be due within 30 days of its receipt. If CCF has paid less Marketing Support Funds than the Participating System has earned, CCF will pay the additional amount earned within 30 days after the reconciliation is complete. Funding will be paid to Customer on behalf of the Participating System. Excess lease charges, service costs, and fair share charges, if any, will be deducted from earned funding.

Promotional Support Fund

Funding is earned at the rate of *** each Year of the Agreement. To qualify for this fund Customer and each Participating Franchisee must comply with all of the following performance criteria:

• Implement in each Participating System Outlet one mutually agreed upon Beverage merchandising activity per Year

• Perform those additional Fountain Beverage promotional activities that the parties mutually agree upon.

Funding will be paid to Customer on behalf of the Participating System annually, by March 1 of each Year (i.e., the payment for Year One will be made by March 1, 2008). Funding will be earned annually, on a pro rata monthly basis over the 12 months of each Year. Excess lease charges, service costs, and fair share charges, if any, will be deducted from earned funding.

National Chain Account Price

CCF agrees that during the Term, Customer and each Participating Franchisee will have the right to purchase Fountain Syrups from CCF at CCF’s then-current published chain account prices, which prices are subject to change from time to time.

5. EQUIPMENT PROGRAM

Where permitted by law, CCF will lease without charge during the Term, the CCF approved dispensing equipment (including water filtration equipment and annual water filter cartridges) reasonably necessary to enable the Participating System Outlet to dispense a quality Fountain Beverage and tea Beverage. No ice makers will be provided. In any state where a lease without charge is not permitted or Customer or a Participating Franchisee elects to lease additional dispensing equipment, such equipment will be leased at an annual lease rate calculated by multiplying the total installed cost of the additional equipment by the then-current lease factor. The lease factor currently in effect for equipment is *** . Should the standard lease factor change during the Term, any equipment installed after the change goes into effect will be subject to the new lease factor. Lease charges will be deducted from earned funding. Charges in excess of earned funding will be invoiced. All equipment provided by CCF will at all times remain the property of CCF and is subject to the terms and conditions of CCF's standard lease agreement (the “Lease”). The Lease terms are attached as Exhibit “C” and are a part of the Agreement, except as specifically changed by the Program Terms and Conditions or Standard Terms and Conditions.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

6. SERVICE PROGRAM

CCF will provide at no charge regular mechanical repair reasonably needed for Fountain Beverage dispensing equipment. Replacement parts associated with these service calls that are valued at no more than $ *** will also be provided without charge. Any removal, remodel, relocation or reinstallation of dispensing equipment, flavor changes, summerize/winterize, line changes, or service necessitated by damage or adjustments to the equipment resulting from misuse, abuse, failure to follow operating instructions, service by unauthorized personnel, unnecessary calls (equipment was not plugged in, CO2 or Fountain Syrup container was empty), or calls that are not the result of mechanical failure (collectively “Special Service Calls”), are not considered regular service and will not be provided free of charge. Charges for Special Service Calls will be charged at CCF's then current rate and will be deducted from earned funding. Charges will include labor, travel time, parts, and administrative costs. Charges in excess of earned funding will be invoiced.

7.	FAIR SHARE

If Customer or a Participating Franchisee desires to use equipment provided by CCF to dispense one competitive Fountain Beverage brand in the Participating System Outlets on only one valve per outlet as permitted by this Agreement, an additional annual fair share lease charge of *** per valve for each dispenser will be incurred. Equipment provided by CCF may not be used to dispense any competitive cola product, more than one competitive Fountain Beverage brand, or any brand of PepsiCo, Inc. If service is provided to a Participating System Outlet that serves a competitive Fountain Beverage as permitted by this Agreement, an annual fair share service charge of *** per valve per Participating System Outlet will be incurred. Fair share charges will be deducted from earned funding.

8. PRIOR AGREEMENT

Customer acknowledges that under the Prior Agreement it received two advances of Business Development Funding, one in the amount of $ *** and the other in the amount of $ *** . The unearned portion of the $ *** advance as of the date of this Agreement is $ *** , and it will be deemed earned over the Term of this Agreement at a rate of *** per gallon of CCF’s Fountain Syrups purchased by the Participating System Outlets, and the unearned portion of the $ *** advance as of the date of this Agreement is $ *** , and it will be deemed earned over the Term of this Agreement at a rate of *** per gallon of CCF’s Fountain Syrups purchased by the Participating System Outlets, by virtue of performance under the Agreement.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

EXHIBIT "B"
STANDARD TERMS AND CONDITIONS

1. BEVERAGE DEFINITION

The term "Beverage" means all soft drinks and other non-alcoholic beverages. "Fountain Beverages" are those Beverages that are dispensed from post-mix, pre-mix or frozen beverage dispensers, bubblers, or similar equipment. Coffee or tea that is fresh-brewed on the premises is not considered a Fountain Beverage. The term "Fountain Syrup" means the Fountain Beverage syrup used to prepare Fountain Beverages, but does not include other forms of concentrate, such as frozen concentrates used to prepare juices. Unless otherwise mutually agreed in writing, the programs set forth in this Agreement do not apply to Fountain Syrups for the BreakMate(R) dispenser or to Fountain Syrups used to prepare frozen Beverages, and purchases of such syrups shall not count toward the Volume Commitment.

2. TERMINATION AND DAMAGES

Once both parties sign the Agreement, it may be terminated before the scheduled expiration date only in the following circumstances: (i) Either party may terminate the Agreement if the other party fails to comply with a material term or condition of the Agreement and does not remedy the failure within ninety (90) days after receiving written notice (the "Cure Period"); or (ii) CCF may terminate the Agreement if there is a transfer or closing of a substantial number of the Participating System Outlets or a transfer of a substantial portion of the assets of Customer that is not in the ordinary course of business.

Upon expiration or termination, Customer must return any dispensing equipment owned by CCF, facilitate the return by Franchisees of any equipment owned by CCF, and the marketing program will no longer be made available. In addition, if any piece of equipment is removed from an outlet prior to 100 months from the installation date for that piece of equipment, Customer will pay CCF the actual cost of removal of the Equipment, as well as the unamortized portion of the costs of (i) installation, (ii) non-serialized parts (e.g., pumps, racks and regulators) and other ancillary equipment, (iii) remanufacturing, and (iv) standard shipping and handling charges. Upon termination, Customer must also pay the following amounts: (i) All unearned prepaid funding including the unearned portion of the Gold Peak Teas Conversion Fund, Marketing Support Funds, Promotional Support Funds, Business Development Funding, and Unearned Conversion Funds; and (ii) Interest at the rate of *** per month, or such lesser percentage as required by law, accrued from the date funds were paid through the date of repayment.

The parties acknowledge that in addition to the liquidated damages outlined above, either party may pursue other remedies or damages if the other party breaches the terms of the Agreement. The prevailing party shall be entitled to all costs and expenses incurred to collect the amounts due including without limitation reasonable attorneys’ fees. Nothing herein shall be construed as a waiver of any right of CCF to prove consequential damages as a result of a breach by Customer including, but not limited to, lost profits, and other damages allowable.

3. GOVERNING LAW/ DISPUTE RESOLUTION

This Agreement shall at all times be governed by the laws of the State of Georgia. Should there be a dispute between CCF and Customer relating in any way to the Agreement, the breach of the Agreement, or the business relationship of the parties, the parties agree that they will make a good faith effort to settle the dispute in an amicable manner. If the parties are unable to settle the dispute through direct discussions, at that time they will attempt to settle the dispute by mediation administered by the American Arbitration Association (the "AAA"). If the parties do not agree to pursue mediation or if that procedure is unsuccessful, the dispute will be resolved by binding arbitration administered by AAA in accordance with its Commercial Arbitration Rules using a single arbitrator, at a location selected by AAA based on the convenience of the parties and the location of potential witnesses. The arbitrator shall have the authority to award specific performance and any other appropriate remedies including interim injunctive relief to maintain the status quo pending the conclusion of arbitration. The prevailing party shall also be entitled to recover its reasonable attorneys’ fees and other costs and expenses of litigation. A judgment on the award of the arbitrator may be entered in any court with jurisdiction.

4. TRANSFERS AND ASSIGNMENTS

If there is a transfer or closing of a substantial number of the Corporate Outlets, or a transfer of a substantial portion of the assets of Customer that is not in the ordinary course of business, and CCF does not elect to terminate the Agreement under the "Termination" section above, Customer shall cause the acquiring, surviving or newly created business to assume all of Customer's obligations under the Agreement with regard to the acquired assets or business. The Agreement shall not be otherwise assignable without the express written consent of CCF. Nothing contained herein shall be construed as a waiver of CCF’s termination rights pursuant to this Agreement.

If any System Outlet is transferred or closed, Customer shall pay CCF actual cost of removal of the equipment, as well as the unamortized portion of the cost of (i) installation, (ii) non-serialized parts (e.g., pumps, racks and regulators) and other ancillary equipment, (iii) remanufacturing, and (iv) standard shipping and handling charges for equipment in such outlet installed less than 100 months prior to the transfer or closure, unless Customer causes the new owner or operator at the location to assume the lease of the equipment on terms acceptable to CCF in its reasonable discretion.

5. TRADEMARKS

Neither Customer nor CCF shall make use of any of the other party's trademarks or logos without the prior written consent of that party, and all use of the other party's trademarks shall inure to the benefit of trademark owner. For purposes of this Agreement, CCF's trademarks include trademarks owned, licensed to or controlled by an entity in which The Coca-Cola Company has a fifty percent (50%) or more ownership interest.

6. CONFIDENTIALITY

Neither party shall disclose to any third party without the prior written consent of the other party, any information concerning this Agreement or the transactions contemplated hereby, except for disclosure (1) to any attorneys, accountants and consultants involved in assisting with the negotiation and closing of the contemplated transactions, or (2) to affiliates of CCF including its Bottlers, or (3) to Franchisees, or (4) as required by law. A party that makes a permitted disclosure must obtain assurances from the party to whom disclosure is made that such party will keep confidential the information disclosed.

7. OFFSET

If Customer or Participating Franchisees default on any obligation to CCF under this or any other agreement, in addition to any other remedies it may have, CCF may use funds due Customer or Participating Franchisees to offset amounts due to CCF under this or any other agreement.

8. FORCE MAJEURE

Either party is excused from performance under this Agreement if such nonperformance results from any act of God, strikes, war, terrorism, riots, acts of governmental authorities, shortage of raw materials or any other cause outside the reasonable control of the nonperforming party.

9. WAIVER

The failure of either party to seek redress for the breach of, or to insist upon the strict performance of any term, clause or provision of the Agreement, shall not constitute a waiver, unless the waiver is in writing and signed by the party waiving performance.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

10. WARRANTIES

Customer and CCF each represent and warrant that they have the unrestricted right to enter into this Agreement and to make the commitments contained in this Agreement. In addition, each party represents that the person whose signature appears on the Agreement has the right to execute this Agreement on behalf of the party indicated. Customer represents and warrants that it complies and will seek the compliance of Franchisees with all applicable laws and regulations and all appropriate practices with respect to food safety including the storing, preparation and serving of food and potability of water. Furthermore, Customer acknowledges and agrees to comply and seek the compliance of Franchisees with all equipment manufacturers’ specifications and product dispensing and preparation instructions and specifications. Finally, Customer agrees to comply and seek the compliance of Franchisees with CCF’s Quality Beverage standards.

11. CONSTRUCTION/ SEVERABILITY

This Agreement and any accompanying documents constitute negotiated agreements between the parties, and the fact that one party or his or its counsel, or the other, shall have drafted this Agreement, any document or particular provision hereof shall not be considered in the construction or interpretation of this Agreement, the documents or any provision hereof. If any term or provision of this Agreement is found to be void or contrary to law, such term or provision will be deemed severable, but only to the extent necessary to bring this Agreement within the requirements of law, from the other terms and provisions hereof, and the remainder of this Agreement will be given effect as if the parties had not included the severed term herein.

EXHIBIT "C"
COCA-COLA FOUNTAIN EQUIPMENT LEASE AGREEMENT

1. LEASE AGREEMENT AND TERM. The Coca-Cola Company, through its Coca-Cola North America division, ("Company") hereby leases to the account identified on the attached Beverage Marketing Agreement ("Lessee") all fountain beverage dispensing equipment provided to Lessee (the "Equipment"), subject to the terms and conditions set forth in this Lease Agreement. Unless otherwise agreed in writing, the Equipment shall also include, where applicable, all permanent merchandising, menu boards, refrigeration units, ice makers and water filtration equipment installed by Company on Lessee's premises. Each piece of Equipment is leased commencing on its installation date (the “Commencement Date”). Lessee may request the removal of any Equipment upon thirty (30) days prior written notice to Company. Removal of Equipment will not affect the term of any other agreement between the parties, such as the Beverage Marketing Agreement. If this Lease is terminated with respect to any piece of Equipment for any reason prior to 100 months from the Commencement Date for that piece of Equipment, Lessee will pay Company the actual cost of removal of that Equipment, as well as the unamortized portion of the costs of (i) installation, (ii) non-serialized parts (e.g., pumps, racks and regulators) and other ancillary equipment, (iii) remanufacturing, and (iv) standard shipping and handling charges. The terms of this Lease will continue in effect with respect to each piece of Equipment until the Equipment has been removed from Lessee's premises and will survive the expiration or termination of the Beverage Marketing Agreement.

2. RENT FOR THE EQUIPMENT. All equipment leased to Lessee will be leased at an annual rate calculated by multiplying the total installed cost of equipment by the then-current lease factor, plus all applicable sales and use taxes, if any, as rent for the Equipment. Rent will be due monthly. At Company's discretion, Company may utilize funds due Lessee to offset amounts due Company under this Agreement. If Lessee fails to pay, within 10 days of its due date, rent or any other amount required by this Lease to be paid to Company, Lessee shall pay to Company a late charge equal to *** per month of such overdue payment, or such lesser amount that Company is entitled to receive under any applicable law.

3. TITLE TO THE EQUIPMENT. Title to the Equipment is, and will at all times remain, vested in Company. Lessee will have no right, title, or interest in or to the Equipment, except the right to quiet use of the Equipment in the ordinary course of its business as provided in this Lease. Lessee shall execute such title documents, financing statements, fixture filings, certificates and such other instruments and documents as Company shall reasonably request to ensure to Company's satisfaction the protection of Company's title to the Equipment and Company's interests and benefits under this Lease. Lessee shall not transfer, pledge, lease, sell, hypothecate, mortgage, assign or in any other way encumber or dispose of any of the Equipment. THE PARTIES AGREE, AND LESSEE WARRANTS, THAT THE EQUIPMENT IS, AND WILL AT ALL TIMES REMAIN, PERSONAL PROPERTY OF COMPANY NOTWITHSTANDING THAT THE EQUIPMENT OR ANY PART THEREOF MAY NOW BE, OR HEREAFTER BECOME, IN ANY MANNER AFFIXED OR ATTACHED TO, OR EMBEDDED IN, OR PERMANENTLY RESTING UPON, REAL PROPERTY OR IMPROVEMENTS ON REAL PROPERTY. Lessee may perform ordinary maintenance and repairs to the Equipment as required by this Lease, but shall not make any alterations, additions, or improvements to the Equipment without the prior written consent of Company. All parts added to the Equipment through alterations, repairs, additions or improvements will constitute accessions to, and will be considered an item of the Equipment and title to such will immediately vest in Company. Lessee agrees that Company may transfer or assign all or any part of Company's right, title and interest in or to any Equipment (in whole or in part) and this Lease, and any amounts due or to become due, to any third party ("Assignee") for any reason. Upon receipt of written notice from Company of such assignment, Lessee shall perform all its obligations with respect to any such Equipment for the benefit of the applicable Assignee, and, if so directed, shall pay all amounts due or to become due hereunder directly to the applicable Assignee or to any other party designated by such Assignee.

4. USE OF EQUIPMENT. Lessee acknowledges that the rent does not fully compensate Company for its expenses concerning its research and development efforts designed to improve fountain equipment or in providing the Equipment to Lessee, and that Company provides the Equipment to Lessee for the purpose of dispensing Company products. Therefore, Lessee agrees that if the Equipment is a fountain beverage dispenser, then the Equipment will be used for the purpose of dispensing fountain beverage products of Company, such as Coca-Cola(R) classic (or Coke(R)), diet Coke(R) and Sprite(R), with the understanding that, if the dispenser has four  (4) or more valves, one (1) valve may be used at Lessee's option for dispensing one (1) non-Company, non-cola fountain beverage product; provided, that no product of PepsiCo, Inc. or of an affiliate thereof may be dispensed. Lessee further agrees not to dispense any product whose pungency could affect normal operation of the Equipment. In accordance with Company's Fair Share Policy, Company will have the right to additional rent if any valve is used for a non-Company beverage (including water), at a rate of not less than $45 per dispenser per year. If the Equipment is a pump for bag-in-box or similar container, such pump may be used only to dispense Company products. If the Equipment is other than a fountain beverage dispenser or a pump, then it will be used only in a location where fountain beverage products of Company are served and where no fountain beverage products of PepsiCo, Inc. or an affiliate of PepsiCo, Inc. are served. This Section 4 shall not apply within the State of Wisconsin.

5. INSPECTION AND NOTIFICATION. Company shall have the right during Lessee's regular business hours to inspect the Equipment at Lessee's premises or wherever the Equipment may be located and to review all records that relate to the Equipment. Lessee shall promptly notify Company of all details arising out of any change in location of the Equipment, any alleged encumbrances thereon or any accident allegedly resulting from the use or operation thereof.

6. WARRANTY DISCLAIMER: LESSEE ACKNOWLEDGES THAT COMPANY IS NOT A MANUFACTURER OF THE EQUIPMENT AND THAT COMPANY HAS MADE NO REPRESENTATIONS OF ANY NATURE WHATSOEVER PERTAINING TO THE EQUIPMENT OR ITS PERFORMANCE, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTIES RELATING TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR ITS PERFORMANCE, OR ANY WARRANTY AGAINST INTERFERENCE OR INFRINGEMENT, OR ANY WARRANTY WITH RESPECT TO PATENT RIGHTS, IF ANY, PERTAINING TO THE EQUIPMENT. COMPANY SHALL NOT BE RESPONSIBLE FOR ANY LOSS OF PROFITS, ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES, OR DAMAGES OF ANY NATURE WHATSOEVER, RESULTING FROM THE DELIVERY, INSTALLATION, MAINTENANCE, OPERATIONS, SERVICE OR USE OF ANY EQUIPMENT OR OTHERWISE.

7. TAXES. Lessee shall pay all assessments, license fees, taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes) and all other governmental charges, fees, fines or penalties whatsoever, whether payable by Company or Lessee, on or relating to the Equipment or the use, registration, rental, shipment, transportation, delivery, or operation thereof, and on or relating to this Lease.

8. MAINTENANCE AND REPAIRS. If Lessee elects to use one valve to dispense one (1) non-Company beverage pursuant to Section 4, Company may charge for its costs of servicing such valve in accordance with Company's Fair Share Policy at a rate of not less than $25 per outlet per year. Lessee shall, at its expense, keep the Equipment in good condition, repair, and working order. Lessee shall pay all costs incurred in connection with the shipment, use, operation, ownership, or possession of the Equipment during the term of this Lease. Lessee's sole recourse against Company with respect to service provided by Company or its agents to the Equipment is that Company will correct any defective workmanship at no additional charge to Lessee, provided that Company is given prompt notification of any defective workmanship. Company shall not be otherwise liable for negligent acts or omissions committed in regard to maintenance or repair of the Equipment and assumes no responsibility for incidental, consequential or special damages occasioned by such negligent acts or omissions.

9. RISK OF LOSS. All risk of loss, including damage, theft or destruction, to each item of Equipment will be borne by Lessee. No such loss, damage, theft or destruction of Equipment, in whole or in part, will impair the obligations of Lessee under this Lease, all of which will continue in full force and effect.

10. INDEMNITY. Lessee shall indemnify Company and Company's officers, agents, employees, directors, shareholders, affiliates, successors, and assigns (hereinafter the "Indemnified Parties") against, and hold Indemnified Parties wholly harmless from, any and all claims, actions, suits, proceedings, demands, damages, and liabilities of whatever nature, and all costs and expenses, including without limitation Indemnified Parties’ reasonable attorneys' fees and expenses, relating to or in any way arising out of (a) the ordering, delivery, rejection, installation, purchase, leasing, maintenance, possession, use, operation, control or disposition of the Equipment or any portion thereof; (b) any act or omission of Lessee, including but not limited to any loss or damage to or sustained by Company arising out of Lessee's failure to comply with all the terms and conditions of this Lease; (c) any claims for liability in tort with respect to the Equipment, excepting only to the degree such claims are the result of Company's negligent or willful acts. The provisions of this Section 10 will survive termination and expiration of this Lease.

11. DEFAULT. The occurrence of any of the following will constitute a "Default" by Lessee: (a) nonpayment by Lessee when due of any amount due and payable under this Lease; (b) failure of Lessee to comply with any provision of this Lease, and failure of Lessee to remedy, cure, or remove such failure within ten (10) days after receipt of written notice thereof from Company; (c) any statement, representation, or warranty of Lessee to Company, at any time, that is untrue as of the date made; (d) Lessee's becoming insolvent or unable to pay its debts as they mature, or Lessee making an assignment for the benefit of creditors, or any proceeding, whether voluntary or involuntary, being instituted by or against Lessee alleging that Lessee is insolvent or unable to pay its debts as they mature; (e) appointment of a receiver, liquidator, trustee, custodian or other similar official for any of the Equipment or for any property in which Lessee has an interest; (f) seizure of any of the Equipment; (g) default by Lessee under the terms of any note, document, agreement or instrument evidencing an obligation of Lessee to Company or to any affiliate of Company, whether now existing or hereafter arising; (h) Lessee taking any action with respect to the liquidation, dissolution, winding up or otherwise discontinuing the conduct of its business; (i) Lessee transferring all or substantially all of its assets to a third party; or (j) the transfer, conveyance, assignment or pledge of a controlling interest or ownership of Lessee to a third party without Company's prior written consent.

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12. OPTION TO ACCELERATE AT WILL. If at any time Company in good faith believes that the prospect for Lessee's payment or other performance under this Lease is impaired, Company may demand immediate payment of all rents due and scheduled to come due during the remainder of the Lease term. All future rent accelerated under this or any other provision of this Agreement will be discounted to present value, which will be computed at a discount rate of  ***  percent. Failure of Lessee to make full payment within thirty (30) days of its receipt of the demand for accelerated rent will constitute a "Default" by Lessee as defined in Section 11.

13. REMEDIES. Upon the occurrence of any Default or at any time thereafter, Company may terminate this Lease as to any or all items of Equipment, may enter Lessee's premises and retake possession of the Equipment at Lessee's expense, and will have all other remedies at law or in equity for breach of the Lease. Lessee acknowledges that in the event of a breach of Sections 4 or 5 or a failure or refusal of Lessee to relinquish possession of the Equipment in breach of this section following termination or Default, Company's damages would be difficult or impossible to ascertain, and Lessee therefore agrees that Company will have the right to an injunction in any court of competent jurisdiction restraining said breach and granting Company the right to immediate possession of the Equipment.

14. LIQUIDATED DAMAGES. If Lessee acts in violation of the prohibitions described in Section 3 of this Agreement, or is unable or unwilling to return the Equipment to Company in good working order, normal usage wear and tear excepted, at the expiration or termination of the Lease, Lessee shall pay as liquidated damages the total of: (i) the amount of past-due lease payments, discounted accelerated future lease payments, and the value of Company's residual interest in the Equipment, plus (ii) all tax indemnities associated with the Equipment to which Company would have been entitled if Lessee had fully performed this Lease, plus (iii) costs, interest, and attorneys' fees incurred by Company due to Lessee's violation of Section 3 or its failure to return the Equipment to Company, minus (iv) any proceeds or offset from the release or sale of the Equipment by Company.

15. OTHER TERMS. Customer represents and warrants that it complies with all applicable laws and regulations and all appropriate practices with respect to food safety including the storing, preparation and serving of food. Furthermore, Customer acknowledges and agrees to comply with all equipment manufactures specifications and product dispensing and preparation instructions and specifications. No failure by Company to exercise and no delay in exercising any of Company's rights hereunder will operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or of any other rights. This Lease constitutes the entire agreement of the parties and supersedes all prior oral and written agreements between the parties governing the subject matter of this Lease; provided, however, that if Company and Lessee have entered into a Marketing Agreement into which this Lease is incorporated, to the extent that any of the terms in this Lease conflict with the terms set forth in the Marketing Agreement, the terms of the Marketing Agreement will control. No agreement will be effective to amend this Lease unless such agreement is in writing and signed by the party to be charged thereby. Any notices permitted or required by this Lease will be in writing and mailed by certified mail or hand delivered, addressed to the respective addresses of the parties. All claims, actions or suits arising out of the Lease shall be litigated in courts in either the State of Georgia or in the state of Lessee’s principal place of business. Each party hereby consents to the jurisdiction of any local, state or federal court located within the State of Georgia and/or the state of Lessee’s principal place of business, and designates the Secretary of State of the State as its agent for service of process. THIS LEASE WILL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA. Time is of the essence to each and all of the provisions of this Lease.

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